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                                                                     EXHIBIT 5.1

                            OPINION OF SHARON LE DUY
                   VICE PRESIDENT - LEGAL AND BUSINESS AFFAIRS

                                November 3, 2000

CNET Networks, Inc.
150 Chestnut Street
San Francisco, CA  94111

         RE: CNET Networks, Inc. Registration Statement on Form S-3 for Resale of 90,022 Shares of Common Stock

Ladies and Gentlemen:

I am Vice President - Legal and Business Affairs of CNET Networks, Inc., a Delaware Corporation (the "Company"). I am acting as counsel to the Company in connection with the registration for resale of 78,042 shares of Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

I have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares and such other documents and certificates as I have deemed advisable in rendering this opinion. Based on such review, I am of the opinion that the shares are duly authorized, validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or
Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                       Very truly yours,



                                       /s/ Sharon Le Duy
                                       --------------------------
                                       SHARON LE DUY